Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A (Amendment No 1) of our report dated March 27, 2018 on the financial statements of Veroni Brands. Corp. as of and for the year ended December 31, 2017 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ L J Soldinger Associates LLC

Deer Park, Illinois

May 7, 2018